Exhibit (e)

CONSENT OF MAG. CHRISTOPH KREUTLER

I hereby consent to the use of my name under the heading “Sources of Information” in this Annual Report on Form 18-K/A for the year ended December 31, 2012 of Oesterreichische Kontrollbank Aktiengesellschaft and to its incorporation by reference into Registration Statement No. 333-184123 of Oesterreichische Kontrollbank Aktiengesellschaft.

Date: August 14, 2013

/s/ MAG. CHRISTOPH KREUTLER
Name:	Mag. Christoph Kreutler
Title:	Deputy Head of the Division for Export Financing and International Export Promotion Policy, Ministry of Finance